Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2009

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Effective May 22, 2009, the Company entered into an amended and restated employment agreement with Keith Brackpool, our Chief Executive Officer, updating his currently existing employment agreement.  Also effective May 22, 2009, the Company entered into a new employment agreement with Timothy Shaheen, our Chief Financial Officer.

Mr. Brackpool's agreement provides for his base compensation to remain at its current rate of $400,000 annually, and provides for the immediate grant to Mr. Brackpool of 60,000 shares of common stock under our 2007 Management Equity Incentive Plan (the "2007 Plan").  Mr. Shaheen's agreement provides for base compensation of $300,000 annually, which is consistent with what he is currently receiving on a month-to-month basis, and provides for the immediate grant to Mr. Shaheen of 30,000 shares of common stock under the 2007 Plan.

The agreements for both Mr. Brackpool and Mr. Shaheen allow for participation in management incentive programs that the Board may adopt, including discretionary annual bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  May 27, 2009